Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-203259 on Form S-3 of our report dated February 27, 2017, relating to the consolidated financial statements of Genesis Energy, L.P. and subsidiaries (the “Partnership”), and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Genesis Energy, L.P for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

August 3, 2017